                                                               EXHIBIT (d)(1)(i)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                             ING VP BOND PORTFOLIO

                                      AND

                              ING INVESTMENTS, LLC

 SERIES                    ANNUAL INVESTMENT MANAGEMENT FEE
 ------                    --------------------------------
                        (as a percentage of daily net assets)
ING VP Bond Portfolio               0.40%